                                                                   EXHIBIT 10.1




                                   DISC, INC.

                   SERIES O PREFERRED STOCK PURCHASE AGREEMENT

                                FEBRUARY 20, 1998

                                TABLE OF CONTENTS

                                                                         Page

1.      PURCHASE AND SALE OF SERIES O PREFERRED STOCK       1
1.1     Sale and Issuance of Series O Preferred Stock       1
1.2     First Closing   1
1.3     Subsequent Closings    2
1.4     Warrants        2

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY       2
2.1     Organization and Standing; Articles and Bylaws      2
2.2     Capitalization  2
2.3     Subsidiaries    3
2.4     Authorization   3
2.5     Validity of Shares     3
2.6     Financial Statements   3
2.7     Material Contracts and Agreements     4
2.8     Securities and Exchange Commission Reports of the Company  4
2.9     Title to Properties and Assets; Liens, etc   4
2.10    Patents, Trademarks, etc      4
2.11    Compliance with Other Instruments     4
2.12    Litigation, etc        5
2.13    Employees       5
2.14    Insurance       5
2.15    Governmental Consents  5
2.16    Offering        5
2.17    Full Disclosure        6

3.      REPRESENTATIONS AND WARRANTIES OF PURCHASER  6
3.1     Legal Power     6
3.2     Due Execution   6
3.3     Investment Representations    6

4.      CONDITIONS TO CLOSING.        7
4.1     Conditions to Obligations of Purchasers at the Closing     7
(a)     Representations and Warranties True; Performance of Obligations   7
(b)     Opinion of Counsel     8
(c)     Certificate of Determination of Preferences  8
(d)     Registration Rights Agreement         8
(e)     Proceedings and Documents     8
(f)     Reservation of Underlying Common Stock       8
(g)     Qualifications, Legal Investment      8
(h)     Compliance Certificate        8
4.2     Conditions to Obligations of the Company at each Closing   8
(a)     Representations and Warranties True   8


(b)     Qualifications, Legal Investment      9

5.      COVENANTS OF THE COMPANY      9
5.1     Subsequent Financings  9

6.      MISCELLANEOUS   9
6.1     Governing Law   9
6.2     Survival        9
6.3     Successors and Assigns        9
6.4     Entire Agreement       9
6.5     Separability   10
6.6     Amendment and Waiver  10
6.7     Delays or Omissions   10
6.8     Notices, etc   10
6.9     Finders' Fees  11
6.10    Fees and Expenses     11
6.11    Information Confidential     11
6.12    Titles and Subtitles; Gender 11
6.13    Counterparts   11


EXHIBITS

A:      Shares Subscribed by Each Purchaser
B:      Certificate of Determination of Preferences
C:      Form of Warrant
D:      Schedule of Exceptions
E:      Form of Opinion of Counsel
F:      Registration Rights Agreement
G:      Form of Supplement to Agreement

                                   DISC, INC.

                   SERIES O PREFERRED STOCK PURCHASE AGREEMENT


        This Agreement is made effective as of February 20 1998, by and between DISC, INC., a California corporation (the "Company"), and each of the persons and entities listed (or to be listed pursuant to Section 1.3 below) on the Schedule of Purchasers attached as Exhibit A hereto (hereinafter collectively referred to as "Purchasers and each individually as a "Purchaser").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. PURCHASE AND SALE OF SERIES O PREFERRED STOCK.

                1.1 Sale and Issuance of Series O Preferred Stock.

                        (a) The Company shall file with the California Secretary of State on or before the First Closing (as defined below) the Certificate of Determination of Preferences in the form attached hereto as Exhibit A.

                        (b) Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closings pursuant to Section 1.2, and the Company agrees to sell and issue to Purchaser at the Closing pursuant to Section 1.2, 1,320,755 shares of the Company's Series O Preferred Stock (the "Shares") for a purchase price of $1,400,000. In addition, for each four (4) Shares of Preferred Stock purchased by each Purchaser, such Purchaser shall also be entitled to purchase one (1) warrant to purchase one (1) share of the Company's Common Stock pursuant to the terms and conditions set forth in Section 1.4 below (collectively, the "Warrants"). Any shares of Common Stock issuable upon conversion of the Shares when issued or upon the exercise of the Warrants when issued are herein referred to as the "Underlying Common Stock." The Shares, the Warrants and the Underlying Common Stock are sometimes herein referred to collectively as the "Securities."

                        (c) The Company will, prior to the First Closing, authorize and reserve, and covenants to continue to reserve, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion of the Shares and exercise of the Warrants.

               1.2 Closing. Each Purchaser agrees to purchase at the Closing (as hereinafter defined) the number of Shares and Warrants subscribed by such Purchaser as set forth in Section 1.1 at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, effective as of March 4, 1998 (the "First Closing"), or at such other time and place as the Company and Purchasers acquiring in the aggregate more than one-half of the shares of Series O Preferred Stock being sold at the First Closing mutually agree upon orally or in writing. At the First Closing the Company shall deliver to each Purchaser a stock certificate or stock certificates registered in such Purchaser's name evidencing the shares of Series O Preferred Stock which such Purchaser is purchasing at the First

Closing, and a Warrant certificate or certificates evidencing the Warrants which such Purchaser is purchasing at the First Closing, against delivery to the Company by such Purchaser of a wire transfer or a cashier's check in the amount of the purchase price therefor payable to the Company's order.

               1.3 Warrants. Each Purchaser shall purchase and the Company shall sell and issue to each Purchaser one (1) warrant to purchase one (1) share of the Company's Common Stock for each four (4) shares of Series O Preferred Stock purchased by such Purchaser, at a purchase price of $0.01 per warrant. The exercise price for Warrants issued at the Closing shall be One and 33/100 Dollars ($1.33) per share. Each such Warrant must be exercised by such Purchaser, if at all, within five (5) years following the date of the Closing. The Warrants shall be in the form of Exhibit B attached hereto.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               Except as otherwise set forth on the Schedule of Exceptions attached hereto as Exhibit D, the Company hereby represents, warrants and covenants to Purchaser as follows:

               2.1 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has full corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business and operations of the Company. The Company has furnished Purchasers or their counsel with copies of its Articles of Incorporation and its Bylaws, as amended to the date hereof. Said copies are true, correct, and complete and contain all amendments through the date of the Closing.

               2.2 Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 20,000,000 shares of Common Stock, no par value, 3,034,545 shares of which are or will be issued and outstanding as of the Closing, and 5,000,000 shares of Preferred Stock, no par value, of which 372,296 shares have been designated Series C Preferred Stock, all of which shares are issued and outstanding, 600,000 shares have been designated Series D Preferred Stock, 444,444 of which shares are issued and outstanding, 500,000 shares have been designated Series E Preferred Stock, all of which shares are issued and outstanding, 250,000 shares have been designated Series F Preferred Stock, all of which shares are issued and outstanding, 110,000 shares have been designated Series G Preferred Stock, all of which shares have been issued and outstanding, 26,109 shares have been designated Series H Preferred Stock, all of which shares have been issued and outstanding 167,065 shares have been designated Series I Preferred Stock, all of which shares have been issued and outstanding, 244,966 shares have been designated Series J Preferred Stock, all of which shares have been issued and outstanding, 235,110 shares have been designated Series K Preferred Stock, all of which shares have been issued and outstanding, 199,275 shares have been designated Series L Preferred Stock, all of which shares have been issued and outstanding, 179,372 shares have been designated Series M Preferred Stock, all of which shares have been issued and outstanding, 666,667 shares have been designated Series N Preferred Stock, all of which shares have been issued and outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Schedule of Exceptions or the Draft Annual Report, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock. All of the outstanding shares of Common Stock, Preferred Stock, options and warrants have been duly and validly issued in compliance with federal and state securities laws.

               2.3 Subsidiaries. The Company has no subsidiaries. The Company does not presently own or control, directly or indirectly, any equity interest in any corporation, association or business entity. The Company is not, directly or indirectly, a participant in any joint venture or partnership.

               2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement (as defined in paragraph 4.1(d) below) and the Warrants, the performance of all the Company's obligations hereunder and thereunder, and for the authorization, issuance, sale and delivery of the Shares and the Underlying Common Stock has been taken or will be taken prior to the Closing. This Agreement, the Registration Rights Agreement and the Warrants, when executed and delivered, shall constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

               2.5 Validity of Shares. The sale of the Shares and the subsequent conversions of Shares into the Underlying Common Stock, as well as the issuance of Underlying Common Stock upon the exercise of any Warrants issued pursuant hereto are not and will not be subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement and/or the Company's Articles of Incorporation, the Shares, the Warrants and the Underlying Common Stock will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares, the Warrants and the Underlying Common Stock may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The Underlying Common Stock has been (or prior to the Closing, will be) duly and validly reserved.

               2.6 Financial Statements. The unaudited balance sheet and statement of shareholders' equity of the Company as of December 31, 1997, together with statements of income and cash flows for the fiscal year then ended, (collectively, the "Financial Statements") heretofore delivered to Purchasers, fairly present the financial condition of the Company and the results of its operations as of the dates and for the periods referred to and have been prepared in accordance with generally accepted accounting principles consistently applied by the Company. Except as set forth in the Schedule of Exceptions, there are no material liabilities, direct or indirect, fixed or contingent, of the Company which are not reflected in the Financial Statements, or specifically identified in the notes thereto, except for liabilities and obligations incurred in the ordinary course of business subsequent to December 31, 1997.
                                       3

               2.7 Material Contracts and Agreements. Except as set forth on the Schedule of Exceptions, the Company does not have any material contract, agreement, lease, or other commitment, written or oral, absolute or contingent. For the purpose of this section, employment contracts and contracts with labor unions shall be considered to be material regardless of amount. All material contracts, agreements, and instruments to which the Company is a party are valid, binding, and in full force and effect in all material respects, without any material breach by any party thereto.

               2.8 Securities and Exchange Commission Reports of the Company. The Company has furnished Purchasers with copies of its Annual Report on Annual Report for the fiscal year ended December 31, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, and the Proxy Statement for its last annual meeting of shareholders, as filed with the Commission (collectively the "SEC Filings"). As of the date the SEC Filings were made, the SEC Filings (i) were accurate and complete in all material respects, (ii) complied in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the rules and regulations of the Commission promulgated under the Securities Act and the Exchange Act, respectively, and (iii) did not contain any untrue statement of material fact or omit to state any material information required to be set forth therein, or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company has filed with the Commission all reports required to be filed by it during the last twelve months, including, without limitation, all Current Reports on Form 8-K.

               2.9 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, and good title to all its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge, other than (a) liens resulting from taxes which have not yet become delinquent, or (b) minor liens, encumbrances, or defects of title which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company. With respect to property it leases, the Company is in compliance with such leases in all material respects.

               2.10 Patents, Trademarks, etc. To the best of its knowledge, the Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights and other proprietary rights necessary for the operation of its business as now conducted and as proposed to be conducted with no known infringement of or conflict with the rights of others. To the best of its knowledge and belief, such ownership, possession or license is exclusive and not subject to termination without the Company's consent. The Company is not aware of any third party that is infringing or violating any of its patents, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights or other proprietary rights.

               2.11 Compliance with Other Instruments. The Company is not in violation of any term of its Articles of Incorporation or Bylaws, any material mortgage, indenture, contract, agreement, instrument, judgment, decree, order, or, to the best of its knowledge, any statute, rule or regulation applicable to the Company which would have a material adverse effect on the business or financial condition of the Company. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares and the Warrants pursuant hereto and the Underlying Common Stock pursuant to the Articles of Incorporation and the Warrants, will not result in any violation of any term of the Articles of Incorporation or Bylaws of the Company, or any material mortgage, indenture, contract, agreement, instrument, judgment, decree or order, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company; and there is no term of the Articles of Incorporation or Bylaws of the Company or any material mortgage, indenture, contract, agreement, instrument, judgment, decree or order which materially adversely affects, or, so far as the Company may now reasonably foresee, in the future may materially adversely affect the business, operations or financial condition of the Company.

               2.12 Litigation, etc. Except as set forth in the Schedule of Exceptions, there are no actions, proceedings, or investigations before any court, or administrative agency pending or, to the best of the Company's knowledge, currently threatened against or with respect to the Company (or any basis therefor known to the Company), which question the validity of this Agreement or any action taken or to be taken in connection herewith, or which, either individually or in the aggregate, might result in a material adverse change in the business, prospects, conditions, affairs, or operations of the Company or in any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company. The Company is not a party or subject to, and none of its assets are bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

               2.13 Employees. The Company has no collective bargaining agreements with any of its employees and to the best of the Company's knowledge there is no labor union organizing activity pending or threatened with respect to the Company. Except for the existence of health and welfare plans, the Company does not maintain and has not maintained any pension, profit sharing or similar plan which is subject to the Employee Retirement Income Security Act of 1974, as amended.

               2.14 Insurance. The Company has adequate insurance with respect to its properties that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types (including public liability insurance) as are customarily carried under similar circumstances by such other entities.

               2.15 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement and the Registration Rights Agreement, the offer, sale or issuance of the Shares, the Warrants and the Underlying Common Stock, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

               2.16 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3.3 hereof, the offer, issue, and sale of the Shares, the Warrants and the Underlying Common Stock are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

               2.17 Full Disclosure. Neither this Agreement, the representations and warranties by the Company contained herein, the Exhibits hereto, nor any other written statement or certificate delivered or to be furnished to Purchasers in connection herewith, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

        3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

               Each Purchaser hereby severally, and not jointly, represents and warrants to the Company as follows:

               3.1 Legal Power. It has the requisite legal power to enter into this Agreement, to purchase the Shares and Warrants hereunder, to convert the Shares into and/or exercise the Warrants for, Underlying Common Stock, and to carry out and perform its obligations under the terms of this Agreement.

               3.2 Due Execution. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding obligation of it.

               3.3 Investment Representations.

                        (a) It is acquiring the Shares and Warrants and will acquire the Underlying Common Stock for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

                        (b) It understands that (i) the Shares, the Warrants and the Underlying Common Stock have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; (ii) each certificate representing the Shares and the Underlying Common Stock will be endorsed with the following legend:

               "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED

        OR HYPOTHECATED UNLESS RULE 144 IS AVAILABLE OR THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT."

        and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares or the Underlying Common Stock unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to Rule 144 under the 1933 Act and Purchaser provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule
144. The Company agrees to remove the foregoing legend from any securities if the requirements of Rule 144(k) under the 1933 Act (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

                        (c) It is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares and the Underlying Common Stock.

                        (d) It is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                        (e) It understands that the Shares it is purchasing and any Underlying Common Stock issued upon the conversion thereof are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act, only in certain limited circumstances, and it represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                        (f) Purchaser was not formed for the specific purpose of acquiring the Shares and the Underlying Common Stock offered hereunder.

                        (g) Its principal business address is as set forth in
Section 5.8 hereto.

        4. CONDITIONS TO CLOSING.

               4.1 Conditions to Obligations of Purchasers at the Closing. Purchasers' obligations to purchase the Shares and the Warrants at each Closing are subject to the fulfillment, at or prior to such Closing, of all of the following conditions:

                        (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 hereof shall be true and correct on the date of such Closing, with the same force and effect as if they had been made on and as of said date; the business and assets of the Company shall not have been adversely affected in any material way prior to such Closing, and the Company shall have performed all obligations and conditions herein required to be performed by it on or prior to such Closing.

                        (b) Certificate of Determination of Preferences. The Certificate of Determination of Preferences, in the form set forth as Exhibit A hereto, shall have been filed with the Secretary of State of the State of California on or before such Closing.

                        (c) Registration Rights Agreement. The Company and Purchasers shall have entered into the Registration Rights Agreement in the form of Exhibit F attached hereto.

                        (d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                        (e) Reservation of Underlying Common Stock. The shares of the Underlying Common Stock shall have been duly authorized and reserved for issuance.

                        (f) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares, the Warrants and the Underlying Common Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing. No stop order or other order enjoining the sale of the Shares and the Warrants or the proposed issuance of the Underlying Common Stock shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Securities and Exchange Commission, the California Commissioner of Corporations, or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction. At the time of such Closing, the sale and issuance of the Shares and the Warrants and the proposed issuance of the Underlying Common Stock shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

                        (g) Compliance Certificate. The Company shall have delivered to Purchaser a Certificate, executed by J. Richard Ellis, President and Chief Executive Officer of the Company, dated the date of such Closing, certifying to the fulfillment of the conditions specified in subparagraphs (a),
(c), (f) and (g) of this Section 4.1.

               4.2 Conditions to Obligations of the Company at each Closing. The Company's obligation to issue and sell the Shares under this Agreement is subject to the fulfillment to the Company's satisfaction, on or prior to each Closing, of the following conditions, any of which may be waived by the Company:

                        (a) Representations and Warranties True. The representations and warranties made by Purchasers in Section 3 hereof shall be true and correct at the date of such Closing, with the same force and effect as if they had been made on and as of said date.

                        (b) Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares and the Warrants pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing. No stop order or other order enjoining the sale of the Shares and the Warrants or the proposed issuance of the Underlying Common Stock shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Securities and Exchange Commission, the California Commissioner of Corporations, or any commissioner of corporations or similar officer of any other state having jurisdiction over this transaction. At the time of such Closing, the sale and issuance of the Shares and the Warrants and the proposed issuance of the Underlying Common Stock shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

        5. MISCELLANEOUS.

               5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

               5.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Purchasers and the closing of the transactions contemplated hereby.

               5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

               5.4 Entire Agreement. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

               5.5 Separability. Any invalidity, illegality, or limitation of the enforceability with respect to any Purchaser of any one or more of the provisions of this Agreement, or any part thereof, whether, arising by reason of the law of any Purchaser's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of any other term or provision of this Agreement. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               5.6 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Purchasers subscribing for or holding a majority of the Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the Purchasers, each future holder of any of the Securities and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of the Shares, the Warrants and the Underlying Common Stock who have not previously consented thereto in writing.

               5.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Purchaser or any subsequent holder of any Shares upon any breach, default or noncompliance of the Company under this Agreement or under the Articles of Incorporation, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement or under the Articles of Incorporation or any waiver on any Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, the Articles of Incorporation, by law, or otherwise afforded to such Purchaser, shall be cumulative and not alternative.

               5.8 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the third day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to a Purchaser, at Purchaser's address as set forth under Purchaser's signature at the end of this Agreement, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to Purchaser in writing, in each case with a copy to K.C. Schaaf, Esquire, Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660.

               5.9 Finders' Fees.

                        (a) The Company (i)represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii)hereby agrees to indemnify and to hold Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

                        (b) Each Purchaser (i)severally, and not jointly, represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii)hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses, including reasonable attorneys' fees, of defending against such liability or asserted liability) for which such Purchaser or any of its employees or representatives are responsible.

               5.10 Fees and Expenses. The Company agrees to pay all of its fees, costs and expenses relating to this Agreement, the Registration Rights Agreement, and the transactions contemplated by such agreements. Each Purchaser agrees to pay all of its fees, costs and expenses relating to this Agreement, the Registration Rights Agreement, and the transactions contemplated by such agreements. If legal action is brought by, or on behalf of, one or more Purchasers to enforce or interpret this Agreement, the prevailing party or parties shall be entitled to recover their attorneys' fees and legal costs in connection therewith.

               5.11 Information Confidential. Each Purchaser acknowledges that the information received by it pursuant hereto is confidential and for Purchaser's use only, and it will refrain from using such information or reproducing, disclosing, or disseminating such information to any other person (other than its employees, affiliates, agents, or partners having a need to know the contents of such information and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or it is required by a governmental body to disclose such information.

               5.12 Titles and Subtitles; Gender. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Words in any gender shall include the other and neuter genders, where applicable.

               5.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        The foregoing Agreement is hereby executed as of the date first above written.

        Address:
        372 Turquoise Street       DISC, INC.
        Milpitas, CA 95035

                                   By:    /s/ J. Richard Ellis
                                          J. Richard Ellis,
                                          President and Chief Executive Officer


                                   PURCHASERS:

        Address:
        2471 E. Bayshore Road      MK GVD FUND, a California limited partnership
        Palo Alto, CA 94303

                                   By:
                                          MK GVD Management,
                                          a California limited partnership
                                   Its:   General Partner


                                          By:    /s/ Michael D. Kaufman
                                                 -------------------------------
                                                 one of its general partners

                                    EXHIBIT A

                   CERTIFICATE OF DETERMINATION OF PREFERENCES








                                   Exhibit A

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS








                                    Exhibit B